Exhibit 32.1

Certification Required by 18 U.S.C. Sec. 1350
_______________________________________________

In connection with the filing by Hospitality Properties Trust (the “Company”) of the Annual Report on Form 10-K for the year ended December 31, 2017 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Adam D. Portnoy	/s/ John G. Murray
Adam D. Portnoy	John G. Murray
Managing Trustee	President and Chief Operating Officer

/s/ Mark L. Kleifges
Mark L. Kleifges
Chief Financial Officer and Treasurer

Date: March 1, 2018